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                                                               Exhibit (8)(j)(i)
                                SALES AGREEMENT


     THIS AGREEMENT is made by an between NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Massachusetts business trust, NEUBERGER & BERMAN MANAGEMENT INCORPORATED ("N&B MANAGEMENT"), a New York corporation, and AMERICAN GENERAL LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Texas.

     WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("'40 Act") as an open-end diversified management investment company; and

     WHEREAS, TRUST is organized as a series fund, comprised of several Portfolios which are listed on Appendix A hereto; and

     WHEREAS, TRUST was initially organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("variable contracts") offered by life insurance companies through separate accounts of such life insurance companies and now also offers its shares to certain qualified pension and retirement plans; and

     WHEREAS, N&B MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

     WHEREAS, N&B MANAGEMENT is the investment adviser to the TRUST and the distributor of the shares of the TRUST; and

     WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer variable contracts and is desirous of having the TRUST as one of the underlying funding vehicles for such variable contracts; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned variable contracts and the TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST and N&B MANAGEMENT agree as follows:

     1. TRUST will make available to the designated Separate Accounts of LIFE COMPANY shares of the selected Portfolios for investment of purchase payments of variable contracts allocated to the designated Separate Accounts as provided in the TRUST's Prospectus.

     2. TRUST represents and warrants that all shares of the Portfolios of TRUST will be sold only to other insurance companies which have agreed to participate in TRUST to fund their
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separate accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.

     3. (a)   TRUST agrees to sell to LIFE COMPANY those shares of the selected
Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 3(a), LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

        (b) TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 3(b), LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

        (c) TRUST shall make the net asset value per share for the selected Portfolio)s) available to LIFE COMPANY on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:15 p.m. New York time. If the TRUST provides LIFE COMPANY with the incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any error in the calculation of net asset value, dividend and capital gain information greater than or equal to $.01 per share of the TRUST, shall be reported immediately upon discovery to LIFE COMPANY. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share for the TRUST.

        (d) At the end of each Business Day, LIFE COMPANY shall use the information described in Section 3(c) to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase of redemption orders so determined shall be transmitted to the TRUST by LIFE COMPANY by 9:30 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 3(a) and 3(b) hereof.

        (e) If LIFE COMPANY's order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to the TRUST or its designated
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custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE
COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, the TRUST shall wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require the TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven days and the TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time the same Business Day that LIFE COMPANY transmits the redemption order to the TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund managed or distributed by N&B MANAGEMENT, the TRUST shall so apply such proceeds the same Business Day that LIFE COMPANY transmits such order to the TRUST.

     4. (a) TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual portfolio) documents, and any supplements thereto, to existing variable contract owners of LIFE
COMPANY:

             (i)    prospectuses and statements of additional information;

             (ii)   annual and semi-annual reports; and

             (iii)  proxy materials.

     LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to the TRUST for reimbursement by the TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide the TRUST on a semi-annual basis, or more frequently as reasonably requested by the TRUST, with a current tabulation of the number of existing variable contract owners of LIFE COMPANY whose variable contract values are invested in the TRUST. This tabulation will be sent to the TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter.

      (b) TRUST will provide LIFE COMPANY, with respect to prospective variable contract owners of LIFE COMPANY, the following TRUST (or individual Portfolio) documents, and any supplements thereto:

             (i) camera ready copy of the current prospectus for printing by the LIFE COMPANY;

             (ii) a copy of the statement of additional information suitable for duplication;

             (iii)  camera ready copy of proxy material suitable for printing;
                    and

             (iv) camera ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.
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     5. (a)  LIFE COMPANY will furnish, or will cause to be furnished, to the
TRUST and N&B MANAGEMENT, each piece of sales literature or other promotional material in which the TRUST or N&B MANAGEMENT is named, at least 15 Business Days prior to its intended use. No such material will be used if the TRUST or N&B MANAGEMENT objects to its use in writing within 10 Business Days after receipt of such material.

        (b) The TRUST and N&B MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY is named, at least 15 Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within 10 Business Days after receipt of such material.

        (c) For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the Securities Act of 1933 ("'33 Act").

     6. Each Portfolio of the TRUST will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the TRUST becomes aware that any Portfolio of the TRUST has failed to comply, it will take all reasonable steps (a) to notify LIFE COMPANY of such failure, and (b) to adequately diversify the Portfolio so as to achieve compliance.

     7.(a) LIFE COMPANY agrees to indemnify and hold harmless TRUST and N&B MANAGEMENT and each trustee of the Board of Trustees of TRUST and officers and each person, if any, who controls TRUST and each of the directors and officers of N&B MANAGEMENT and each person, if any, who controls N&B MANAGEMENT within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or holding of TRUST's shares or the variable contracts and:

             (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the variable contracts or contained in the variable contracts or sales literature for the variable contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST or N&B MANAGEMENT for use in the Registration Statement or prospectus for the variable contracts or in the variable contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the variable contracts or TRUST shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the variable contracts or TRUST shares; or

               (iii) arise out of any untrue statement or alleged untrue
                     statement of a material fact contained in a Registration Statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

               (iv) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY, as limited by and in accordance with the provisions of Sections 7(b) and 7(c) hereof.

          (b) LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

          (c) LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8. (a) N&B MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors and officers and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of N&B MANAGEMENT, which consent shall not be required with respect to any settlement pursuant to a "Procedure" referred to in paragraph 8.(d) below), or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or holding of the TRUST's shares or the variable contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to N&B MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the Registration Statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the variable contracts or TRUST shares; or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the variable contracts not supplied by N&B MANAGEMENT or persons under its control) or wrongful conduct of

                       TRUST, its adviser or N&B MANAGEMENT or persons under their control, with respect to the sale or distribution of the variable contracts or TRUST shares; or

                 (iii) arise out of any untrue statement or alleged untrue
                       statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the variable contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST or N&B MANAGEMENT; or

                 (iv) arise as a result of (a) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (b) a failure by TRUST to comply with the diversification requirements of Section 817(h) of the Code; or (c) a failure by TRUST to qualify as a Regulated Investment Company under Subchapter M of the Code;

                 (v) arise out of or result from any material breach of any representation and/or warranty made by N&B MANAGEMENT in this Agreement or arise out of or result from any other material breach of this Agreement by N&B MANAGEMENT, as limited by and in accordance with the provisions of Sections 8(b) and 8(c) hereof.

           (b) N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

           (c) N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified N&B MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify N&B MANAGEMENT of any such claim shall not relieve N&B MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, N&B MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. N&B MANAGEMENT also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from N&B MANAGEMENT to such party of N&B MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and N&B MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) In the event of an occurrence described in (iv) (b) or (c) of paragraph 8. (a) above, the parties hereto agree to cooperate fully in connection with any efforts by LIFE COMPANY to comply with (a) procedures set forth in Internal Revenue Service Revenue Procedure 92-25 by which LIFE COMPANY may request the relief described in Section 1.817-5(a)(2) of the income tax regulations, to the effect that the Internal Revenue Service treat the investments of the Separate Account as satisfying the diversification requirements of Section 817(h) of the Code and the regulations thereunder for periods during which there was an inadvertent failure to satisfy those requirements or (b) any modifications or alternatives to such procedures that the Treasury Department implements in the future. (The procedures described in clause (a) and (b) of the preceding sentence are referred to herein as the "Procedures".) Such cooperation shall include, but not be limited to, a full documentation of the actions that caused the diversification failure and any reasons why the failure was inadvertent. LIFE COMPANY shall consult with N&B MANAGEMENT as to how to minimize any liability that may arise as a result of the Procedure, including, without limitation, demonstrating, pursuant to Section 1.817-5(a) (2) of the income tax regulations, to the Commissioner of the Internal Revenue Service that such failure was inadvertent. LIFE COMPANY shall permit N&B MANAGEMENT and its legal and accounting advisors to participate (at N&B MANAGEMENT's Expense) in any conferences, settlement discussions or other administrative proceedings with the Internal Revenue Service in connection with the Procedure. Any written materials to be submitted by LIFE COMPANY to the Internal Revenue Service in connection with the Procedure (including, without limitation, any such materials to be submitted to the Internal Revenue Service pursuant to Section 1.817-5(a)(2) of the income tax regulations), shall be provided in draft by LIFE COMPANY to N&B MANAGEMENT (together with any supporting information or analysis) prior to their submission. LIFE COMPANY shall provide N&B MANAGEMENT and its advisors with such cooperation as N&B MANAGEMENT shall reasonably request (including, without limitation, by permitting N&B MANAGEMENT and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate N&B MANAGEMENT's review of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against it arising from the Procedure.

     9.(a) LIFE COMPANY and its agents will not, in connection with the sale of TRUST shares, give any information or make any representations on behalf of the TRUST or concerning the TRUST or N&B MANAGEMENT other than the information or representations contained in a registration statement or prospectus for the TRUST, as it may be amended or supplemented from time to time, or in published reports for the TRUST which are in the public domain or approved by the TRUST or N&B MANAGEMENT for distribution, or in sales literature or other promotional material approved by the TRUST or N&B MANAGEMENT.

       (b) Neither TRUST nor N&B MANAGEMENT will give any information or make any representations regarding LIFE COMPANY, or in connection with the sale of the variable contracts, without the prior written approval of LIFE COMPANY.

     10. TRUST represents and warrants that TRUST shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that TRUST is and shall remain registered under the '40 Act for so long as required thereunder. TRUST further represents and warrants that TRUST currently qualifies and will make every effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Code, and to maintain such qualification (under Subchapter M or any successor or similar provision), and that TRUST will notify LIFE COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The TRUST will register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the TRUST or N&B MANAGEMENT.

     11. TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that related to a separate account promptly after the filing of each such document with the SEC or other regulatory authority.

     12. LIFE COMPANY agrees to inform the Board of Trustees of TRUST of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the contract owners of the Separate Accounts of LIFE COMPANY investing in the TRUST and/or any other separate account of any other insurance company investing in TRUST upon LIFE COMPANY having knowledge of same.

     Any material irreconcilable conflict may arise for a variety of reasons, including:

     (a)  an action by any state insurance regulatory authority;

     (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

     (c)  an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing TRUST; or

     (f) a decision by a participating life insurance company to disregard the voting instructions of contract owners.

     LIFE COMPANY will be responsible for assisting the Board of Trustees of TRUST in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised including information as to a decision by LIFE COMPANY to disregard voting instructions of contract owners.

     It is agreed that if it is determined by a majority of the members of the Board of Trustees of TRUST or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

          (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the TRUST or submitting the questions of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (i.e. annuity contract owners, life insurance contract owners or qualified contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change;

          (b) establishing a new registered management investment company or managed separate account.

       If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the LIFE COMPANY may be required, at the TRUST's election, to withdraw its Separate Account's investment in TRUST. No charge or penalty will be imposed against a Separate Account of LIFE COMPANY as a result of such a withdrawal. LIFE COMPANY agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of contract owners.

       For purposes hereof, a majority of the disinterested members of the Board of Trustees of TRUST shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event will TRUST be required to establish a new funding medium for any variable contracts. LIFE COMPANY shall not be required by the terms hereof to establish a new funding medium for any variable contracts if an offer to do so has been declined by vote of a majority of affected contract owners.

     TRUST agrees to inform LIFE COMPANY of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the contractowners of the Separate Accounts of LIFE COMPANY investing in TRUST and/or any other separate account of any other insurance company investing in TRUST (upon TRUST having knowledge of same).

     Any material irreconcilable conflict may arise for a variety of reasons, including:

      (a)  an action by any state insurance regulatory authority;

      (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities;

      (c)  an administrative or judicial decision in any relevant proceeding;

      (d) the manner in which the investments of any Portfolio are being managed;

      (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different participating life insurance companies utilizing TRUST; or

      (f) a decision by a participating life insurance company to disregard the voting instructions of contract owners.

The Board of Trustees of TRUST shall promptly inform LIFE COMPANY if it determines that an irreconcilable material conflict exists and the implications thereof.

    13. LIFE COMPANY shall provide pass-through voting privileges, as provided in this paragraph, to all variable contract owners so long as the staff of the SEC continues to interpret the '40 Act to require such pass-through voting privileges for variable contract owners. LIFE COMPANY shall be responsible for assuring that each of its Separate Accounts participating in TRUST calculates voting privileges in a manner consistent with other life companies utilizing TRUST provided that each participating life insurance company enters into an agreement containing a provision or provisions, which do not vary in any material respects, from the terms of Section 12 hereof. It is a condition of this Agreement that LIFE COMPANY will vote shares for which it has not received voting instructions as well as shares attributable to it in the same proportion as it votes shares for which it has received instructions.

    14. This Agreement shall terminate automatically in the event of its assignment unless made with the written consent of LIFE COMPANY and TRUST.

    15. (a) This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

        (b) This Agreement shall terminate without penalty at the option of the terminating party in accordance with the following provisions:

               (i) At the option of LIFE COMPANY or the TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

               (ii) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the variable contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless the TRUST makes available a sufficient number of shares to reasonably meet the requirements of the variable contracts within said ten-day period;

               (iii) At the option of LIFE COMPANY, upon the institution of formal proceedings against the TRUST by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair the TRUST's ability to meet and perform the TRUST's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

               (iv) At the option of LIFE COMPANY, upon a good faith determination, or at the option of the TRUST upon a determination by a majority of the Board, or a majority of disinterested Board members, that an irreconcilable material conflict exists among the interests of (i) owners of variable contacts issued by participating life insurance companies; or (ii) the interest of participating life insurance companies, with said termination to be effective upon receipt of notice;

               (v) At the option of the TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome which would, in the TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the TRUST with said termination to be effective upon receipt of notice;

               (vi) At the option of the TRUST, if the TRUST shall determine in its sole judgment reasonably exercised in good faith, that LIFE COMPANY has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the TRUST and N&B MANAGEMENT, the TRUST shall have notified LIFE COMPANY in writing of such determination and its intent to terminate this Agreement, and, if after consideration of the actions taken by LIFE COMPANY and any other changes in circumstances since the giving of such notice, the determination of the TRUST shall continue to apply on the sixtieth (60/th/) day since giving of such notice, then such sixtieth day shall be the effective date of termination;

               (vii) At the option of LIFE COMPANY after having been notified by the TRUST of a termination or proposed termination of the Investment Advisory Agreement between the TRUST and N&B MANAGEMENT or its successors, which notice the TRUST shall provide promptly to LIFE COMPANY, the effective date of termination of the Agreement to be as determined by LIFE COMPANY;

               (viii) At the option of LIFE COMPANY, in the event the TRUST's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares of the underlying investment medium of variable contracts issued or to be issued by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

               (ix) At the option of the TRUST upon a reasonable determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the TRUST to continue to operate pursuant to this Agreement. Prompt notice of election to terminate shall be furnished by the TRUST with said termination to be effective 90 days after receipt of notice;

               (x) At the option of the TRUST if the variable contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the TRUST reasonably believes that the variable contacts may fail to so qualify, with said termination to be effective upon receipt of notice;

               (xi) At the option of LIFE COMPANY, upon the TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to the TRUST;

               (xii) At the option of the TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

               (xiii) At the option of the TRUST, if the variable contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice; or

               (xiv) At the option of LIFE COMPANY, if LIFE COMPANY shall determine, in its sole judgment reasonably exercised in good faith, that the TRUST is the subject of material adverse publicity and such material adverse publicity is likely to have a material adverse impact on the sale of the variable contracts and/or the operations or business reputation of LIFE COMPANY, the LIFE COMPANY shall have notified TRUST in writing of such determination and its intent to terminate this Agreement, and, if after consideration of the actions taken by TRUST and any other changes in circumstances since the giving of such notice, the determination of the LIFE COMPANY shall continue to apply on the sixtieth (60/th/) day since giving of such notice, then such sixtieth day shall be the effective date of termination.

     (c) Notwithstanding any termination of this Agreement pursuant to Section 15(b) hereof, the TRUST at its option may elect to continue to make available the TRUST's existing shares and additional TRUST shares, as provided below, for so long as the TRUST desires pursuant to the terms and conditions of this Agreement, for all variable contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the TRUST so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the TRUST, redeem investments in the TRUST and/or invest in the TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 15(b) hereof, the TRUST and N&B MANAGEMENT, as promptly as is practicable under the circumstances, shall notify LIFE COMPANY whether the TRUST shall elect to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the TRUST or LIFE COMPANY may terminate the agreement, as so continued pursuant to this Section 15(c), upon prior written notice to the other party such notice to be for a period that is reasonable under the circumstances but, if given by the TRUST, need not be for more than six months. In determining whether to elect to continue to make available existing or additional TRUST shares, the TRUST shall act in good faith, giving due consideration to the interests of existing shareholders, including holders of Existing Contracts.

     16. This Agreement shall be subject to the provisions of the '40 Act and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

     17. It is understood by the parties that this Agreement is not to be deemed an exclusive arrangement.

     18. This Agreement is made by TRUST pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of TRUST individually, but bind only the property of TRUST.

     Executed this 7/th/ day of July, 1994.


                                        NEUBERGER & BERMAN
                                        ADVISER MANAGEMENT TRUST


ATTEST:   CLAUDIA A.  BRANDON           By:      STANLEY EGENER
       -----------------------                --------------------------------
                                        Stanley Egener, chairman


                                        AMERICAN GENERAL LIFE INSURANCE COMPANY



ATTEST:   STEVEN A. GLOVER              By:      LAWRENCE S. AUSTER
       ------------------------               --------------------------------
                                        Lawrence S. Auster, Sr. Vice President


                                        NEUBERGER & BERMAN MANAGEMENT
                                        INCORPORATED


ATTEST:    ELLEN METZGER                By:      MICHAEL J. WEINER
       ------------------------               --------------------------------
                                        Michael J. Weiner

                                  APPENDIX A


     Balanced Portfolio
     Partners Portfolio